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                                                                      EXHIBIT 21

                                  ANTHEM, INC.

                              LIST OF SUBSIDIARIES
                             AS OF FEBRUARY 28, 2002

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               SUBSIDIARY NAME                                       PLACE OF ORGANIZATION
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
DIRECT SUBSIDIARY OF ANTHEM, INC.
Anthem Insurance Companies, Inc.                                         Indiana

INDIRECT SUBSIDIARIES OF ANTHEM, INC.
Anthem East, Inc.                                                        Delaware
   Anthem Health & Life Insurance Company of New York                    New York
   Anthem Health Plans, Inc.                                             Connecticut
       HealthReach Services, Inc.                                        Connecticut
   Anthem Health Plans of Maine, Inc.                                    Maine
       Machigonne, Inc. (d/b/a Benefit Management of Maine)              Maine
            Combined Services Limited Liability Company                  New Hampshire
            IRM Services, Inc.                                           Maine
                Northern General Services                                Maine
            Northern General Services of Massachusetts, Inc.             Massachusetts
                Northern General Services of New Hampshire, LLC          New Hampshire
       Maine Partners Health Plan, Inc.                                  Maine
   Anthem Health Plans of New Hampshire, Inc.                            New Hampshire
       Matthew Thornton Health Plan, Inc.                                New Hampshire
            Health Initiatives, Inc.                                     New Hampshire
       Northeast Consolidated Services, Inc.                             New Hampshire
            Combined Services Limited Liability Company                  New Hampshire
Anthem Midwest, Inc.                                                     Ohio
   AdminaStar Federal, Inc.                                              Indiana
   Anthem Alliance Health Insurance Company                              Texas
   Anthem Benefit Administrators, Inc.                                   Ohio
   Anthem Health Plans of Kentucky, Inc.                                 Kentucky
   Anthem Life Insurance Company                                         Indiana
       Consolidated Insurance, Inc.                                      New Mexico
   Anthem UM Services, Inc.                                              Indiana
   Community Insurance Company                                           Ohio
       Anthem Prescription Management, LLC                               Ohio
       Paragon Health System, Ltd.                                       Ohio
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   Dayton Services Company                                         Ohio
   Southeastern United Agency, Inc.                                Kentucky
   SpectraCare, Inc.                                               Kentucky
   The Anthem Companies, Inc.                                      Indiana
Anthem West, Inc.                                                  Indiana
   Rocky Mountain Hospital and Medical Service, Inc.               Colorado
       Benefit Administration Services, Inc.                       Colorado
       HMO Colorado, Inc.                                          Colorado
       Rocky Mountain Health Care Corporation                      Delaware
          Occupational Healthcare Management Services, Inc.        Colorado
          Health Management Systems, Inc.                          Colorado
Associated Group, Inc.                                             Indiana
   AllMed Financial Corp.                                          Indiana
   Anthem Financial, Inc.                                          Delaware
       Lease Partners, Inc.                                        Delaware